                                                                    EXHIBIT 9(c)

                              BLACKROCK FUNDS/SM/
                          CO-ADMINISTRATION AGREEMENT
                          ---------------------------

          AGREEMENT dated as of January __, 1998 between BLACKROCK FUNDS, a Massachusetts business trust (the "Company"), and BLACKROCK, INC., a Delaware corporation (the "Co-Administrator").

          WHEREAS, the Company is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Company desires to retain the Co-Administrator to provide certain administration services and the Co-Administrator is willing to furnish such administration services;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed between the parties hereto as follows:

          1.   Appointment of Co-Administrator.  The Company hereby appoints the
               -------------------------------
Co-Administrator to provide certain administration services, as more fully described herein, for each class and series of shares in each of the Company's investment portfolios set forth in Appendix A hereto (the "Portfolios") on the terms and for the period set forth in this Agreement. The Co-Administrator accepts such appointment and agrees to perform the services and duties set forth in Section 3 below in return for the compensation provided in Section 5 below. In the event that the Company establishes additional classes or investment portfolios other than the Portfolios listed on Appendix A with respect to which it desires to retain the Co-Administrator to act as an administrator hereunder, the Company shall notify the Co-Administrators, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios (except to the extent that said provisions, including the compensation payable on behalf of such new Portfolio, may be modified in writing by the Company and the Co-Administrator at the time).

          2.   Delivery of Documents.  The Company has furnished the Co-
               ---------------------
Administrator with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

               a. The Company's Declaration of Trust, filed with the Secretary of State of the Commonwealth of Massachusetts on December 22, 1988, as amended (the "Charter");

               b.   The Company's Code of Regulations, as amended ("Code");

               c. Resolutions of the Company's Board of Trustees authorizing the execution and delivery of this Agreement;

               d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to its Portfolios (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement"); and

               e. The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses").

          3.   Services and Duties.
               -------------------

               a. Subject to the supervision and control of the Company's Board of Trustees, the Co-Administrator shall be responsible for the performance of the following services:

                    (1) The oversight and coordination of the performance of each of the service providers to the Company, including without limitation, its investment advisers, sub-advisers, other administrators, transfer agent, custodian, distributor, shareholder servicing agents, legal counsel and independent auditors;

                    (2) The negotiation of service contracts and arrangements between the Company and each of its service providers;

                    (3) Acting as liaison between the Company's Board of Trustees and its service providers;

                    (4) Assisting in the preparation of materials for meetings of the Company's Board of Trustees and shareholders; and

                    (5) Providing general ongoing business management and support services in connection with the Company's operations.

               b. In performing all of its services and duties hereunder, the Co-Administrator will act in conformity with the Charter, Code, Prospectuses and resolutions and other instructions of the Company's Board of Trustees and will comply with the requirements of the 1940 Act and other applicable federal or state law.

          4.   Expenses Assumed as Co-Administrator.  The Co-Administrator will
               ------------------------------------
bear all expenses incurred by it in performing its services and duties hereunder, except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Portfolios, including taxes, interest, brokerage fees and commissions, if any; salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of the Company's administrators, or of the Company's investment adviser, other administrators or of the distributor for the Portfolios; Commission fees and state Blue Sky qualification fees; advisory and administration fees; charges of custodians; transfer and dividend disbursing agents' fees; certain insurance premiums; outside auditing and legal expenses; costs of maintaining corporate existence; typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Portfolios; costs of shareholders' reports and corporate meetings; and any extraordinary expenses, will be borne by the Company, provided, however, that the Company will not bear,
                              --------  -------
directly or indirectly, the cost of any activity which is primarily intended to result in the sale of shares of the Portfolios otherwise than pursuant to its Amended and Restated Distribution and Service Plan.

          5.   Compensation.
               ------------

               a. For the services provided and the expenses assumed as Co-Administrator pursuant to Section 4 above, the Company will pay to the Co-Administrator a monthly fee at an annual rate equal to 0.03% of the average daily net assets of each Portfolio, as modified by agreement of the Co-Administrator and the Company from time to time. The fee attributable to each Portfolio shall be the several (and not joint or joint and several) obligation of each Portfolio.

               b. For the purpose of determining fees payable to the Co-Administrator for the services provided hereunder, the value of each Portfolio's net assets shall be computed as required by its Prospectuses, generally accepted accounting principles and resolutions of the Company's Board of Trustees. The fee attributable to each Portfolio shall be the several (and not joint or joint and several) obligation of each such Portfolio.

               c. The Co-Administrator will from time to time employ or associate with itself such person or persons as it may believe to be fitted to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Company and the Co-Administrator. The compensation of such person or persons shall be paid by the Co-Administrator, and no obligation shall be incurred on behalf of the Company in such respect.

          6.   Proprietary and Confidential Information.  The Co-Administrator
               ----------------------------------------
agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Portfolios and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Co-Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

          7.   Limitations of Liability.  The Co-Administrator shall not be
               ------------------------
liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Co-Administrator, who may be or become an officer, employee or agent of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with the Co-Administrator's duties hereunder), to be rendering such services to or acting solely for the Company and not as an officer, director, employee or agent or one under the control or direction of the Co-Administrator even though paid by the Co-Administrator.

          8.   Duration and Termination.  This Agreement shall become effective
               ------------------------
upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue until March 31, 1999. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Company's Board of Trustees who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Company's Board of Trustees or by vote of a "majority of the outstanding voting securities" of the Company; provided,
                                                                --------
however, that this Agreement may be terminated by the Company at any time,
-------
without the payment of any penalty, by vote of a majority of the entire Board of Trustees or a vote of a "majority of the outstanding voting securities" of the Company, on 60-days' written notice to the Co-Administrator, or by the Co-Administrator at any time, without the payment of any penalty, on 90-days' written notice to the Company. (As used in this Agreement, the terms "majority of the outstanding voting securities" and "interested person" shall have the same meaning as such terms have in the 1940 Act.)

          9.   Amendment of this Agreement.  No provision of this Agreement may
               ---------------------------
be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

          10.  Notices.  Notices of any kind to be given to the Company
               -------
hereunder by the Co-Administrator shall be in writing and shall be duly given if mailed or delivered to the Company at 1600 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103, Attention: Brian P. Kindelan, Esq., Secretary, or at such other address or to such individual as shall be so specified by the Company to the Co-Administrator. Notices of any kind to be given to the Co-Administrator hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to BlackRock, Inc., [___________________], Attention:
[___________], or at such other address or to such other individual as shall be so specified by the Co-Administrator to the Company.

          11.  Miscellaneous.
               -------------

               a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

               b. The names "BlackRock Funds" and "Trustees of The BlackRock Funds" refer specifically to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 22, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of "BlackRock Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any Portfolio or class of shares of the Company must look solely to the Trust Property belonging to such Portfolio or class for the enforcement of any claims against the Company.

          12.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of New York.

          13.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                   BLACKROCK FUNDS


                                   By:_______________________________


                                   BLACKROCK, INC.


                                   By:_______________________________

                                  APPENDIX A
                                    to the
                          Co-Administration Agreement
                          between BlackRock Funds/SM/
                              and BlackRock, Inc.

                              Class of
Name of Portfolio             Shares
-----------------             --------

Small Cap Value Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Small Cap Growth Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Large Cap Growth Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Large Cap Value Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Select Equity Portfolio       Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

                              Class of
Name of Portfolio             Shares
-----------------             ------

Index Equity Portfolio        Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

International Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

International Emerging
Markets Portfolio             Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Balanced Portfolio            Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Low Duration Bond
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C
                              BlackRock

Intermediate Bond
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C
                              BlackRock

                              Class of
Name of Portfolio             Shares
-----------------             --------

Intermediate Government
Bond Portfolio                Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C
Government Income
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Core Bond Portfolio           Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C
                              BlackRock

Managed Income Portfolio      Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

International Bond
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Tax-Free Income
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

                              Class of
Name of Portfolio             Shares
-----------------             --------

Pennsylvania Tax-Free
Income Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

New Jersey Tax-Free
Income Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Ohio Tax-Free Income
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Money Market Portfolio        Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Municipal Money Market
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

U.S. Treasury Money
Market Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

                              Class of
Name of Portfolio             Shares
-----------------             --------

Ohio Municipal Money
Market Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Pennsylvania Municipal
Money Market Portfolio        Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

North Carolina Municipal
Money Market Portfolio        Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

New Jersey Municipal Money
Market Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Virginia Municipal Money
Market Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Multi-Sector Mortgage
Securities Portfolio III      Institutional

                              Class of
Name of Portfolio             Shares
-----------------             ------

Mid-Cap Growth Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Mid-Cap Value Equity
Portfolio                     Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C


BlackRock Strategic
Portfolio I                   Institutional

BlackRock Strategic
Portfolio II                  Institutional

International Small Cap
Equity Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Micro-Cap
Equity Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

GNMA Portfolio                Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

                              Class of
Name of Portfolio             Shares
-----------------             --------

Delaware Tax-Free
Income Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C

Kentucky Tax-Free
Income Portfolio              Institutional
                              Service
                              Investor A
                              Investor B
                              Investor C